Exhibit 99.1

Thomas Melito
NEWS RELEASE	Vice President - Treasurer
FOR IMMEDIATE RELEASE	(972) 409-1527

Michaels Stores, Inc. Reports Third Quarter Results

IRVING, Texas — November 15, 2012 — Michaels Stores, Inc. (the “Company”) today reported unaudited financial results for the third quarter ended October 27, 2012.

Same-store sales decreased 0.2% driven by a 1.1% decrease in transactions partially offset by a 0.9% increase in average ticket. The fluctuation in exchange rates between the Canadian and US dollar favorably affected average ticket for the quarter by approximately 10 basis points. The Company experienced its strongest sales increase for the quarter in the decorative art category.

Third Quarter Financial Highlights

•                  Net sales increased 1.8% to $1.014 billion from $996 million in the third quarter of fiscal 2011.

•                  Gross profit for the quarter increased to $403 million; gross margin decreased 70 basis points to 39.7%.

•                  Operating income for the quarter, as a percent of net sales, decreased 10 basis points to 11.7%.

•                  Net income for the quarter increased to $36 million, and as a percent of net sales increased 30 basis points to 3.5%.

•                  The Company opened 26, closed one and relocated three Michaels stores and closed one Aaron Brothers store during the quarter. The Company opened 13, closed four and relocated six Michaels stores and closed one Aaron Brothers store during the third quarter of fiscal 2011.

Year-to-date Financial Highlights

•                  Net sales increased 2.8% to $2.884 billion from $2.806 billion in the first nine months of fiscal 2011.

•                  Gross profit increased 2.8% to $1.154 billion; gross margin was flat to prior year at 40.0%.

•                  Operating income increased 4.2% to $349 million, and as a percent of net sales increased 20 basis points to 12.1%.

•                  The Company ended the period with $161 million in cash, $3.368 billion in debt and approximately $589 million in availability under its revolving credit facility. During the quarter, the Company issued $200 million of additional 7 ¾% Senior Notes and applied proceeds toward the outstanding Senior Secured Term Loan Credit Facility. In addition, the Company refinanced its Asset Based Revolving Credit Facility and issued an irrevocable call on its 13% Subordinated Discount Notes for settlement on November 1, 2012.

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063

(972) 409-1300

•                  Inventory at the end of the quarter was $1.076 billion. Average Michaels store inventory, inclusive of distribution centers, was $944,000, an increase of 2.4% from $922,000 last year.

•                  The Company opened 36, closed one, and relocated 13 Michaels stores and closed seven Aaron Brothers stores during the first nine months of fiscal 2012. The Company opened 23, closed five, and relocated 14 Michaels stores and closed two Aaron Brothers stores during the first nine months of fiscal 2011.

The Company will host a conference call to discuss third quarter financial results at 8:00 a.m. Central time today. Those who wish to participate in the call may do so by dialing 866-425-6198, conference ID# 35709654. Due to the quiet period associated with our S-1 filing, there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of November 14, 2012, the Company owns and operates 1,100 Michaels stores in 49 states and Canada, and 127 Aaron Brothers stores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to the effect of economic uncertainty; our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies; risks related to our substantial indebtedness; our growth depends on our ability to open new stores; damage to the reputation of the Michaels brand or our private and exclusive brands could adversely affect our sales; our suppliers may fail us; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offering, reputation and financial position; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; improvements to our supply chain may not be fully successful; changes in customer demand could materially adversely affect our sales, operating results and cash flow; our success will depend on how well we manage our business; competition, including internet-based competition, could negatively impact our business; failure to adequately maintain security and prevent unauthorized access to our electronic and other confidential information and data breaches could materially adversely affect our financial condition and operating results; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; we are dependent upon the services of our senior management team, and our inability to identify, hire and subsequently integrate a new Chief Executive Officer could adversely impact our business;

a weak fourth quarter would materially adversely affect our operating results; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; changes in regulations or enforcement, or our failure to comply with existing or future regulations, may adversely impact our business; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiary; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our controlling stockholders may conflict with the interests of our creditors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization and loss on early extinguishment of debt. (“EBITDA (excluding loss on early extinguishment of debt)”).  The Company defines EBITDA (excluding loss on early extinguishment of debt) as net income before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding loss on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding loss on early extinguishment of debt) (collectively, the “Adjustments”) in accordance with the Company’s $2.4 billion Senior secured term loan and $650 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA (excluding loss on early extinguishment of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculations of fixed charge coverage and leverage ratios, which, under certain circumstances, may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA to net income and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share and per share amounts)

(Unaudited)

Subject to reclassification

	October 27,	January 28,	October 29,
	2012	2012	2011
ASSETS
Current assets:
Cash and equivalents	$161	$371	$111
Merchandise inventories	1,076	840	1,019
Prepaid expenses and other	91	80	80
Deferred income taxes	42	42	52
Income tax receivable	17	1	12
Total current assets	1,387	1,334	1,274
Property and equipment, at cost	1,478	1,391	1,402
Less accumulated depreciation and amortization	(1,134)	(1,079)	(1,086)
Property and equipment, net	344	312	316
Goodwill	95	95	95
Debt issuance costs, net of accumulated amortization of $77, $74, and $71, respectively	53	59	58
Deferred income taxes	18	18	32
Other assets	4	4	5
Total non-current assets	170	176	190
Total assets	$1,901	$1,822	$1,780

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$374	$301	$348
Accrued liabilities and other	424	389	405
Current portion of long-term debt	180	127	135
Deferred income taxes	1	1	—
Income taxes payable	8	19	5
Total current liabilities	987	837	893
Long-term debt	3,188	3,363	3,376
Deferred income taxes	11	11	4
Other long-term liabilities	86	85	79
Total long-term liabilities	3,285	3,459	3,459
Total liabilities	4,272	4,296	4,352
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,414,727 shares issued and outstanding at October 27, 2012; 118,265,885 shares issued and outstanding at January 28, 2012; 118,284,809 shares issued and outstanding at October 29, 2011	12	12	12
Additional paid-in capital	49	48	46
Accumulated deficit	(2,438)	(2,540)	(2,637)
Accumulated other comprehensive income	6	6	7
Total stockholders’ deficit	(2,371)	(2,474)	(2,572)
Total liabilities and stockholders’ deficit	1,901	1,822	1,780

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended		Nine Months Ended
	October 27,	October 29,	October 27,	October 29,
	2012	2011	2012	2011
Net sales	$1,014	$996	$2,884	$2,806
Cost of sales and occupancy expense	611	594	1,730	1,683
Gross profit	403	402	1,154	1,123
Selling, general, and administrative expense	278	279	790	774
Related party expenses	3	3	10	10
Store pre-opening costs	3	2	5	4
Operating income	119	118	349	335
Interest expense	60	62	187	188
Loss on early extinguishment of debt	3	1	3	16
Other (income) and expense, net	—	4	(1)	4
Income before income taxes	56	51	160	127
Provision for income taxes	20	19	58	48
Net income	36	32	102	79

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

Subject to reclassification

	Nine Months Ended
	October 27,	October 29,
	2012	2011
Operating activities:
Net income	$102	$79
Adjustments:
Depreciation and amortization	71	75
Share-based compensation	4	7
Debt issuance costs amortization	12	13
Accretion of long-term debt	—	35
Change in fair value of interest rate cap	—	4
Change in fair value of contingent consideration	—	(1)
Loss on early extinguishment of debt	3	16
Changes in assets and liabilities:
Merchandise inventories	(236)	(193)
Prepaid expenses and other	(11)	(8)
Accounts payable	72	85
Accrued interest	36	16
Accrued liabilities and other	(11)	2
Income taxes	(27)	(33)
Other long-term liabilities	1	2
Net cash provided by operating activities	16	99

Investing activities:
Additions to property and equipment	(85)	(84)
Net cash used in investing activities	(85)	(84)

Financing activities:
Issuance of senior notes due 2018	213	—
Repurchase of subordinated discount notes due 2016	(127)	(148)
Repayments on senior secured term loan facility	(209)	(50)
Repurchase of senior subordinated notes due 2016	—	(7)
Borrowings on asset-based revolving credit facility	—	102
Payments on asset-based revolving credit facility	—	(102)
Payment of debt issuance costs	(8)	—
Repurchase of Common Stock	(10)	(7)
Proceeds from stock options exercised	7	2
Payment of capital leases	(2)	—
Change in cash overdraft	(5)	(13)
Net cash used in financing activities	(141)	(223)

Decrease in cash and equivalents	(210)	(208)
Cash and equivalents at beginning of period	371	319
Cash and equivalents at end of period	$161	$111

Supplemental Cash Flow Information:
Cash paid for interest	$138	$123
Cash paid for income taxes	$85	$83

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

(Schedule may not foot due to rounding)

	Quarter Ended		Nine Months Ended
	October 27,	October 29,	October 27,	October 29,
	2012	2011	2012	2011
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	60.3	59.6	60.0	60.0
Gross profit	39.7	40.4	40.0	40.0
Selling, general, and administrative expense	27.4	28.1	27.4	27.6
Related party expenses	0.3	0.3	0.3	0.4
Store pre-opening costs	0.3	0.2	0.2	0.1
Operating income	11.7	11.8	12.1	11.9
Interest expense	5.9	6.2	6.5	6.7
Loss on early extinguishment of debt	0.3	0.1	0.1	0.6
Other (income) and expense, net	—	0.4	—	0.1
Income before income taxes	5.5	5.1	5.5	4.5
Provision for income taxes	2.0	1.9	2.0	1.7
Net income	3.5%	3.2%	3.5%	2.8%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended		Nine Months Ended
	October 27,	October 29,	October 27,	October 29,
	2012	2011	2012	2011
Michaels stores:
Retail stores open at beginning of period	1,074	1,054	1,064	1,045
Retail stores opened during the period	26	13	36	23
Retail stores opened (relocations) during the period	3	6	13	14
Retail stores closed during the period	(1)	(4)	(1)	(5)
Retail stores closed (relocations) during the period	(3)	(6)	(13)	(14)
Retail stores open at end of period	1,099	1,063	1,099	1,063

Aaron Brothers stores:
Retail stores open at beginning of period	128	136	134	137
Retail stores closed during the period	(1)	(1)	(7)	(2)
Retail stores open at end of period	127	135	127	135

Total store count at end of period	1,226	1,198	1,226	1,198

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$944	$922	$944	$922
Comparable store sales (decrease) increase (2)	(0.2)%	1.6%	1.4%	2.6%

(1)    Average inventory per Michaels store calculation excludes Aaron Brothers.

(2)    Comparable store sales (decrease) increase represents the (decrease) increase in Net sales for Michaels and Aaron Brothers stores open the same number of months in the indicated period and the comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions. A store temporarily closed more than two weeks is not considered comparable during the month it closed. If a store is closed longer than two weeks but less than two months, it becomes comparable in the month in which it reopens, subject to a mid-month convention. A store closed longer than two months becomes comparable in its 14th month of operation after its reopening.

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(In millions)

	Quarter Ended		Nine Months Ended
	October 27,	October 29,	October 27,	October 29,
	2012	2011	2012	2011
Net cash used in operating activities	$95	$147	$16	$99
Depreciation and amortization	(25)	(25)	(71)	(75)
Share-based compensation	(1)	(3)	(4)	(7)
Debt issuance costs amortization	(4)	(5)	(12)	(13)
Accretion of long-term debt	—	(11)	—	(35)
Change in fair value of interest rate cap	—	(1)	—	(4)
Change in fair value of contingent consideration	—	—	—	1
Loss on early extinguishment of debt	(3)	(1)	(3)	(16)
Changes in assets and liabilities	(26)	(69)	176	129
Net income	36	32	102	79
Interest expense	60	62	187	188
Loss on early extinguishment of debt	3	1	3	16
Provision for income taxes	20	19	58	48
Depreciation and amortization	25	25	71	75
EBITDA (excluding loss on early extinguishment of debt)	144	139	421	406
Adjustments:
Share-based compensation	1	3	4	7
Sponsor fees	3	3	10	10
Termination expense	1	—	1	1
Store pre-opening costs	3	2	5	4
Store remodel costs	1	—	1	1
Foreign currency transaction losses (gains)	—	3	(1)	—
Store closing costs	—	2	2	3
Gain on contingent consideration	—	—	—	(1)
Loss on interest rate cap	—	1	—	4
Other (1)	1	1	2	3
Adjusted EBITDA	$154	$154	$445	$438

(1) Other adjustments relate to items such as the moving & relocation expenses, franchise taxes, foreign currency hedge and legal settlements.